關於「江蘇百茂鑫新能源」股權收購 - 備忘錄
"Jiangsu Baimaoxin" Equity Acquisition - MOU

甲方 ： 江蘇百茂鑫新能源有限公司（下簡稱"甲方"）

Party A : Jiangsu Baimaoxin New Energy Co.Ltd. (Hereunder "Party A")

乙方 ： Kreido Biofuels Inc.　　　　（下簡稱"乙方"）

Party B : Kreido Biofuels Inc.　　　　(Hereunder "Party B")

「甲方」是位於江蘇省蘇州市，專業經營業務包括： 新能源科技、環保科技、互聯網科技領域內的技術開發、技術咨詢、技術服務、項目投資、實業投資、企業管理咨詢、新能源工程的設計與施工、工程管理服務及新能源設備銷售。

"Party A" is located at Jiangsu Province Suzhou City, its businesses cover : New Energy Technology, Environmental Technology, Technology Development in the filed of Internet Science and Technology, Technical Advice, Technical Service, Project Investment, Industrial Investment, Corporate Management Consulting, Design and Construction of New Energy Project, Engineering Management Services and Sales of New Energy Equipment.

「乙方」爲美國 OTC 粉紅上市公司 Kreido Biofuels Inc.（股份編號 :KRBF）。負起在、中國大陸及一帶一路沿線國家地區發掘有潛質的項目作深度合，並將合作項目輸入美國上市公司這平台。

"Party B" is a company named Kreido Biofuels Inc. listed in American OTC-Pink Sheet (Abbre:KRBF). It is responsible for excavating potential projects for in-depth cooperation, and putting the cooperated projects into the platform of the American Listed Company.

「甲、乙雙方」經充份協商，達成本「股權收購 - 備忘錄」以進行對「甲方」公司股份之收購 ：

"Party A & Party B", after fully negotiation, have reached this "Equity Acquisition-MOU" to acquire the share rights of "Party A" :

1. 「乙方」有意向收購「甲方」100% 公司股權。

1. "Party B" has intention to acquire 100% of the company of "Party A".

2. 於簽署本「備忘錄」後之 6 個月內，「雙方」需簽署另一份「正式收購協議」詳細列明下述收購基礎，否則本「備忘錄」予以取消。
   - 收購股份比例，價格及動用資金數目，
   - 相關收購流程；
   - 「乙方」付款時間表及付款模式；

- 股權重組後的股東持股量持股比例；
- 股權重組後的管理架構，如董事會、高管、監事會；
- 「雙方」責任及權利，包括委派專業團隊之介入。

2. Six Months after signing this MOU, Both Party shall sign another "Official Acquisition Agreement" detailing the following acquisition foundations, otherwise this MOU will be cancelled.
    - The acquisition percentage, pricing and the acquisition amounts.
    - Related acquisition processes;
    - The payment timetable and payment mode of "Party B";
    - The Shareholders' shareholding ratio after the acquisition;
    - The management structure, such as board members, high level management team after the acquisition;
    - The responsibility and rights & privileges of Both Party, including the delegation of professional parties.

3. 在需要時，「甲方」需提供予「乙方」一切有關「甲方」公司資料、公司文件、政府批文等，以配合「乙方」準備向美國證監進行公告。

3. As when required, "Party A" shall provide any or all necessary company's documents, information and government official documents to "Party B", for "Party B" to prepare the US Securities and Exchange Commission (SEC) announcement.

4. 「雙方」自本「備忘錄」簽署日起，任何一方在未與對方協商並并取得對方書面同意前，均不得向公眾或任何第三者披露有關本次合作。如任何一方因不遵守保密協議而造成另何一方損失或法律問題，都必須承擔一切經濟損失及法律責任。

4. Upon signing of this MOU, any party shall not disclose to the public or any third parties about this initiative without consulting and obtaining written consent from either party. Any party shall be liable for any legal or financial loss due to the breach of this privacy and confidential clause by either party.

5. 本「備忘錄」正本一式两份，「甲、乙雙方」簽署後各持一份。

5. The original copy of this MOU is signed in duplicate, "Both Party" will keep one copy after signing.

6. 本「備忘錄」自「雙方」授权代表簽署/蓋章後 6 個月 内有效。「甲、乙雙方」可在「雙方」同意下終止本「備忘錄」，或 以另一「正式收購協議」取代。

6. This MOU will be valid for 6 months after both party's signature and stamp. This MOU may be terminated upon Both Party's agreement, or replaced by a signed new "Official Acquisition Agreement".

日期 ：2019年 4月 25 日　　Date ： 25, April, 2019

「甲方」Party A
法定代表人
Legal Representative ：

「乙方」Party B
法定代表人
Legal Representative ：